Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                                                                    480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                         geco@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293

          Global Entertainment Corporation Selected Development Partner of Multi-Purpose Event Center in Home State of Arizona

             International Coliseums Company to Oversee Final Design and Construction of Multi-Purpose Event Center in Prescott Valley, Arizona


     PHOENIX, ARIZONA, FEBRUARY 25, 2005 -- GLOBAL ENTERTAINMENT CORPORATION (OTCBB: GECO) - an integrated entertainment company, announced today that at the meeting of the Prescott Valley Town Council on February 24, 2005, Global Entertainment Corporation ("Global") and the Fain Signature Group ("Fain") received unanimous approval for their proposed multi purpose event center (" MPEC") development concept within the Town of Prescott Valley. The Council instructed staff to begin preparation of definitive agreements between the developers (Global and Fain) and the town of Prescott Valley. International
Coliseums Company (ICC), the development arm of Global for design and construction oversight of multi-purpose event centers, will immediately begin the design process with an objective to start construction in June of this year.

     The new $31 million center will have approximately 4,500/5,000 seats and will part of the already existing Town Center Development in Prescott Valley. The major tenant will be a new Central Hockey League ("CHL") franchise. Additional events will include concerts, trade shows, family shows, youth hockey and other civic functions.

     "We are extremely excited with the announcement of our participation, along with the Fain Signature Group, in the development of a multi-purpose event center in our home state of Arizona," stated Rick Kozuback, president of Global Entertainment Corporation. "Prescott Valley and the surrounding area have experienced double-digit growth in recent years, which makes the feasibility and long-term success of this project very achievable. The proposed MPEC will compliment the already existing Fain Signature Group's Town Center Development in Prescott Valley and will add a second entertainment anchor component to the development. The Entertainment District currently is host to a Harkins Multiplex Theatre along with numerous restaurants, retail shops and office buildings.

     "ICC anticipates the official opening will be in October of 2006, with Global's family of subsidiary companies playing leading roles in the overall success of the Prescott Valley Event Center. The Center will be the home of a new CHL franchise and will be managed by GECompass, marketed by GEMS and ticketed by GetTix.Net, all subsidiary companies of Global Entertainment."

                                                                         more...

Global Entertainment Corporation Selected Co-Developer of Multi-Purpose Event Center in Home State of Arizona
International Coliseums Company to Oversee Final Design and Construction of Multi-Purpose Event Center in Prescott Valley,
February 25, 2005
Page 2


Continuing Kozuback said, "This is Global's first new arena/event center project in our home state, however, we are presently in discussions with two other Arizona communities to develop similar projects for their growing markets."

Visit our web sites:
     www.centralhockeyleague.com                 www.globalentertainment2000.com
     www.GetTix.Net                              www.Cragar.com
                               www.compassmgmt.com

Global Entertainment Corporation is an integrated entertainment and sports company, arena development, and licensing company with six subsidiaries. The WPHL, INC., through a joint operating agreement with the Central Hockey League
(CHL), is the operator and franchisor of professional minor league hockey teams in seven states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development and is responsible for management agreements associated with arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL ENTERTAINMENT TICKETING (Get.tix.Net) is an in-house ticketing company for sports and entertainment VENUES. GECOMPASS, LLC is a facilities management company. Cragar INDUSTRIES, INC. is the licensor for its nationally recognized, branded products CRAGAR(R), TRU=SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2004, as filed with the Securities and Exchange Commission.


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